Exhibit 10.5

2017 Executive Bonus Plan

Objectives of the Executive Bonus Plan

The Executive Bonus Plan is designed to reward:

•	Aggressive and successful pursuit of revenue.

•	Aggressive and successful pursuit of EBITDA.

•	progress towards long term strategic objectives as measured through annual MBOs.

Eligible Participants

•	CEO

•	CFO

•	SVP of Engineering

•	SVP of Sales & Marketing

•	SVP of Business Development

•	VP of Operations

•	SVP of Finance

Eligibility Requirements

•	Must be a regular full time AQUANTIA employee at the beginning and end of each year.

•	New hires become eligible immediately and will receive a pro-rated incentive, calculated for a partial year.

•	Any exceptions to the eligibility status of a new employee must be approved by the CEO and CFO. If the exception is approved, the payout will be calculated on a pro-rata basis.

PLAN IS NOT AN EMPLOYMENT CONTRACT

This plan supersedes any and all other Executive Bonus programs, whether oral or written. It may not be altered or amended except in writing as agreed to by the CEO and the CFO. Nothing in this Plan will be interpreted as guaranteeing any period of employment or otherwise interfering with AQUANTIA’s right to terminate any employee. Furthermore, payment under this plan does not necessarily mean that the job performance is satisfactory.

Introduction to the Executive Bonus plan

The executive bonus includes up to four components:

•	Incentive earned from Sales Revenue

•	Incentive earned from achievement of annual EBITDA target, and

•	Incentive earned from the successful completion of MBOs.

Each participant’s incentive amount is calculated from their Base Salary (Annual rate of pay exclusive of premium payments, bonuses, allowances, incentives, or other awards) and in accordance with their “offer letter” or other adjusted information on file with HR.

The following are default allocations:

Executives

Unless otherwise agreed to in writing, the incentive for the executives shall be divided as follows:

•	30% based on annual Target incentive for Sales revenue achievement

•	50% based on annual Target incentive for total EBITDA achievement

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20% based on annual Target incentive for MBO performance. If MBOs are not assigned for a given period, the 20% will be added to either the Target incentive for Sales revenue, the Target incentive for EBITDA achievement or split between the two at the discretion of the CEO.

Executive Bonus Payout

Executive Bonus Payout requires approval by Aquantia’s Board of Directors and are made at the discretion of the Board.

Revenue Incentive Award

Actual Revenue: All “top line” customer/territory sales revenue contributions (in US$) as measured by AQUANTIA’s revenue recognition guidelines, including:

•	Product billings.

•	NRE payments not rebated in the form of product credits or other credits.

•	Proceeds from sample boards, evaluation kits, software sales and royalties.

•	Other sources as designated by AQUANTIA CEO and CFO.

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Revenue incentive pay out will be paid against a pre-assigned annual revenue quota (Revenue Plan) as defined at the beginning of the fiscal year and based on the AQUANTIA annual plan as committed to the Board of Directors or as defined by the Board of Directors if different from the AQUANTIA annual plan.

•	The Sales revenue incentive will be calculated and paid on an annual basis.

•	The Sales revenue incentive payout is capped at 125% Award percentage for the fiscal year and is a linear function of annual Revenue Plan.

•	The Sales revenue incentive payout will be paid to participant when the actual sales revenue is equal to or above 90% of the annual sales revenue as defined above.

•	CREDIT MEMOS, REBATES, AND RETURNS

For credit memos or returns, commission will be reversed at the same rate at which the commission was earned. Such credits will be applied against incentives earned in the quarter in which the return or credit is applied.

•	NON-COMMISSIONABLE PRODUCTS

The following products are not eligible for commissions or quota credit:

•	Pass-through products

•	Tax, Duty and other Non-Product charges

N.B. - NRE billings are eligible for commissions in the amount that is not rebated as product credits.

3.	EBITDA

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EBITDA payout will be paid against a pre-assigned annual EBITDA as defined at the beginning of the fiscal year and based on the AQUANTIA annual plan as committed to the Board of Directors or as defined by the Board of Directors if different from the AQUANTIA annual plan.

•	The EBITDA payout will be paid to participant when the actual EBITDA is equal to or above 90% of the annual EBITDA as defined above.

4.	MBO Incentive

MBO Incentive will be paid for the successful achievement and fulfillment of a set of written annual Objectives established at the beginning of each fiscal year.

•	MBO’s are set between each executive and the CEO.

•	No payment will be made for an MBO achievement below 80%.

•	Maximum award for MBO’s is capped at 100%